Exhibit 10.2

FIRST AMENDMENT TO LEASE AND LEASE REINSTATEMENT
[SEASONAL SPACE]

THIS FIRST AMENDMENT TO LEASE AND LEASE REINSTATEMENT (this “Amendment”) is entered into as of September ____, 2016 (the “First Amendment Effective Date”), by and between BINYAN REALTY LP (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.Tenant and Landlord executed that certain Office Lease Agreement [Seasonal Space] dated as of December 5, 2011 (the “Lease”), for space in the office building commonly known as Renaissance Tower, located at 1201 Elm Street, Dallas, Texas (the “Building”).

B.By letter dated March 4, 2015, Landlord exercised its right to terminate the Lease pursuant to Section 1.104 of the Lease.

C.Tenant and Landlord desire to reinstate the Lease, as well as amend the Lease as set forth below.  Unless otherwise expressly provided herein, capitalized terms used herein shall have the same meanings as designated in the Lease.

AGREEMENT:

In consideration of the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Reinstatement of Lease.  The parties hereby agree to reinstate the Lease, and as of the First Amendment Effective Date, the Lease shall be in full force and effect, and the Lease (as amended by this Amendment) is the only lease agreement or understanding between Landlord and Tenant affecting the Premises.  Except as set forth in this Amendment, the Lease has not been modified, altered, or amended.  To Landlord’s knowledge as of the date of this Amendment, Tenant is not in default under any of the terms, conditions, or covenants of the Lease to be performed or complied with by Tenant and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.

2.Term.  The Term is hereby extended to and including September 30, 2022, which date shall be the “Expiration Date.”

3.Permitted Use.  The term “Permitted Use” shall include, in addition to the Permitted Use as such term is defined in the original Lease (“Call Center Use”), the right to use the Premises as storage space for Tenant’s furniture, office equipment and related personal property (“Storage Use”).  Notwithstanding anything to the contrary set forth in the Lease, as amended hereby, the Premises shall be used solely for Storage Use; subject however to the terms of Section 1.103 of the Lease, as amended pursuant to Section 6 below, allowing Tenant to use the Premises for the Call Center Use.

4.Occupancy Period.  The term “Occupancy Period” (including any references to “applicable Occupancy Period”, “such Occupancy Period,” “any Occupancy Period” or “each Occupancy Period”) shall mean the Term.

Exhibit 10.2

5.Premises.

A.The “Premises” shall initially be the space on the 6th floor of the Building as more specifically described in Exhibit A attached hereto.  While the Premises are located in such space on the 6th floor, Tenant and its employees shall be entitled to access the common area rest rooms on the 7th floor during any Call Center Periods (as defined below), including the right to install security access equipment on the 7th floor of the Building to facilitate the use of the common area rest rooms on such floor. The Lease as amended hereby shall control the rights and obligations of Landlord and Tenant with respect to the Premises, and Tenant shall have no further rights, and Landlord shall have no further obligations, under that certain Temporary License Agreement dated as of June 28, 2011, as amended by that certain First Amendment to Temporary License Agreement dated as of September 20, 2011 and that certain letter agreement dated May 1, 2012.

B.Landlord shall have the one-time right to relocate the Premises to the Relocation Premises (defined herein) effective as of the Relocation Effective Date (defined herein) pursuant to the terms set forth in this Section (such right referred to herein as the “Special Relocation Right”).  Any election by Landlord to exercise the Special Relocation Right must be made by written notice to Tenant (a “Relocation Notice”) given at least 180 days prior to the Relocation Effective Date.  The term “Relocation Premises” as used herein shall mean the space on the 5th floor of the Building as more specifically described in Exhibit A attached hereto; provided, however, if Tenant’s entire leased premises under the Existing Lease (as such term is defined in the Lease) is relocated either pursuant to the relocation provision set forth in the amendment to the Existing Lease entered into on or about the date hereof or pursuant to Section 15.20 of the Existing Lease, then the Relocation Premises shall be the balance of any partial floor on which Tenant’s leased premises under the Existing Lease is so relocated.  The term “Relocation Effective Date” as used herein shall mean the date selected by Landlord as the date on which the relocation of the Premises to the Relocation Premises shall be effective (but in no event prior to the date on which Landlord has delivered the Relocation Premises to Tenant in accordance with this Agreement); provided, however, that the Relocation Effective Date must occur during one of the following periods: (i) after January 31, 2017, but no later than September 1, 2017 (the “First Relocation Period”); or (ii) after January 31, 2018, but no later than September 1, 2018 (the “Second Relocation Period”).  Notwithstanding anything to the contrary set forth herein, in the event that Landlord does not exercise the Special Relocation Right at least 180 days prior to the last day of the Second Relocation Period, Landlord shall be deemed to have exercised the Special Relocation Right with a Relocation Effective Date of September 1, 2018.

C.Landlord shall, at Landlord’s sole cost and expense, (i) paint and install new carpet in the Relocation Premises, (ii) construct any leasehold improvements as may be necessary to create an “open plan” layout in compliance with all applicable code requirements, and (iii) to the extent the Relocation Premises are located on the 5th floor of the Building, make such improvements as are reasonably required so that the restrooms on the 5th floor are substantially consistent with the restrooms on the 3rd and 4th floors, as presently configured.  Landlord shall substantially complete all such improvements at least fifteen (15) days prior to the Relocation Effective Date.  In the event Landlord fails to substantially complete all such improvements (which for purposes hereof shall be deemed to have occurred only after Landlord has obtained a certificate of occupancy for the Relocation Premises to the extent required by applicable law) by such date, the Relocation Effective Date shall be extended to the 15th day after such improvements are substantially completed as Tenant’s sole remedy for such failure (provided that if such extended date falls between September 2 and January 31 of any applicable year, then the Relocation Effective Date shall be extended to the following February 1).

D.Tenant shall be granted access to the Relocation Premises at least thirty (30) days prior to the Relocation Effective Date to conduct a staged move from the Premises to the Relocation Premises. Any access to the Relocation Premises pursuant to this paragraph shall (i) be in accordance with Building Rules and Regulations, (ii) not materially interfere with any of Landlord’s construction activities, and (iii) be subject to all terms and conditions of the Lease applicable to the Premises (including insurance requirements), excluding,

Exhibit 10.2

however, any obligation to pay Basic Rent or Additional Rent with respect to the Relocation Premises prior to the Relocation Effective Date.

E.Effective as of the Relocation Effective Date, (i) the term “Premises” as used in the Lease shall mean the Relocation Premises, (ii) the “Agreed Rentable Area of the Premises” shall mean the Agreed Rentable Area of the Relocation Premises, and (iii) Basic Rent shall continue to be payable at the rates specified in the Basic Rent schedule set forth in Section 7 below.

F.Within thirty (30) days after the Relocation Effective Date, Tenant shall peaceably surrender the Premises to Landlord in a condition as required for redelivery of space under the Lease.  Any property not removed as required shall be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (x) declare the same to be the property of Landlord by written notice to Tenant, or (y)  at the sole cost and expense of Tenant (not to exceed the actual, reasonable out-of-pocket cost to Landlord), remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person.  As of the Relocation Effective Date, Tenant shall have paid any and all rental and other amounts owed to Landlord with respect to the Premises.  If Tenant fails to surrender the Premises to Landlord in accordance with the Lease as amended by this Amendment, then Tenant shall pay, as additional Rent, Basic Rent and Additional Rent attributable to the Premises on a “holdover” basis, as calculated in accordance with Section 1.4 of the Lease using the then-current rate applicable to Call Center Periods, from the 31st day after the Relocation Effective until the date of surrender (provided that payment of such holdover Rent shall not relieve Tenant of its obligation to surrender the Existing Premises in accordance with this paragraph).

G.Landlord shall pay all actual and reasonable, out-of-pocket expenses incurred by Tenant in moving to the Relocation Premises from the Premises (inclusive of Tenant’s costs to relocate its furniture and equipment, and to install data and telephone cabling required for Tenant’s business operations), subject to Landlord’s receipt of reasonable evidence reflecting the expenses so incurred by Tenant. Amounts payable pursuant to this Section shall be made by Landlord within 60 days after Tenant submits a written request therefor together with the required supporting documentation.

H.In addition to any other amounts payable by Landlord hereunder, Landlord shall provide Tenant with an allowance of up to $140,000 (the “Furniture Allowance”) to be utilized to reimburse Tenant for Tenant’s reasonable, actual out-of-pocket expenses paid to unrelated third parties for purposes of purchasing and installing office furniture and equipment to be utilized in the Premises (which furniture and equipment shall be new and shall remain in the Premises or in Tenant’s leased premises under the Existing Lease throughout the Term, excluding the last six months thereof); provided that (i) Tenant shall not be entitled to receive any such reimbursement until Tenant provides Landlord with reasonably acceptable evidence listing the items purchased and amounts paid for same, and verifying that such expenses have been paid, (ii) if any such furniture or equipment is removed from the Premises at any time during the Term, then Tenant shall, promptly upon written demand by Landlord, pay to Landlord the amount of the Furniture Allowance attributable to the purchase price of any such furniture or equipment so removed, and (iii) any portion of such allowance for which Tenant has not requested reimbursement (which request must be accompanied by the required verification evidence) by November 30, 2016 shall be forfeited by Tenant (time being of the essence), and Landlord shall have no obligation to fund same.  Reimbursements payable pursuant to this Section shall be made by Landlord within 60 days after Tenant submits a written request therefor together with the required supporting documentation.

I.Upon Landlord’s request, Tenant shall execute an amendment to the Lease, in reasonable form as prepared by Landlord, evidencing the relocation of the Premises and the terms thereof.

J.Section 1.102 of the Lease is hereby deleted in its entirety.

Exhibit 10.2

K.Notwithstanding anything to the contrary set forth herein, in the event that Landlord relocates Tenant’s entire leased premises under the Existing Lease (as such term is defined in the Lease) pursuant to Section 15.20 of the Existing Lease at any time subsequent to the time that Landlord exercises its Special Relocation Right (defined herein), Landlord shall be obligated to simultaneously relocate the Premises to the balance of any partial floor on which Tenant’s leased premises under the Existing Lease is so relocated (“Subsequent Relocation”).  The provisions of Sections 5(C), (D), (E), (F), (G), and (I) shall apply to each Subsequent Relocation.

6.Section 1.103.  Section 1.103 of the Lease is hereby deleted in its entirety and replaced with the following:  “From time to time during the Term, Tenant may give Landlord written notice (an “Election Notice”) of Tenant’s election to utilize all or a portion of the Premises for Call Center Use, which notice must specify (i) the area within the Premises that Tenant wishes to utilize for Call Center Use (of which the Agreed Rentable Area thereof shall be no less than 5,000 square feet) (such space, the “Call Center Space”), and (ii) the period of time for which Tenant elects to so use such space (which period shall commence no earlier than 5 business days after the date of such Election Notice and shall continue thereafter for at least 30 days) (such period, the “Call Center Period”).  Notwithstanding anything to the contrary set forth in this Lease, during any Call Center Period, Tenant shall have the right to use the applicable Call Center Space for Call Center Use (but use of the Premises shall otherwise be limited to Storage Use).  If Tenant occupies or uses any portion of the Premises for Call Center Use at times other than during a Call Center Period, then (i) a Call Center Period shall be deemed to have commenced 30 days prior to date on which Landlord becomes aware of such occupancy or use, (ii) such Call Center Period shall be deemed to terminate on the later of the 45th day after the deemed commencement date thereof or the date on which Tenant ceases such occupancy or use (subject to Landlord’s verification of same), and (iii) the entire Premises shall be deemed to be Call Center Space for the duration of such Call Center Period, retroactive to the commencement of such period.  Additionally, if, during a Call Center Period, Tenant occupies or uses portions of the Premises for Call Center Use other than the applicable Call Center Space, then the entire Premises shall be deemed to be part of such Call Center Space for the duration of the applicable Call Center Period, retroactive to the commencement of such period. Landlord shall have the right to inspect the Premises from time to time as Landlord deems necessary in order to determine and/or document whether Tenant is occupying or using any portion of same for Call Center Use”; provided, however, that Landlord shall not unreasonably interfere with Tenant’s business in conducting any such inspections. Notwithstanding anything to the contrary set forth herein, at any time during the Term, Tenant shall be permitted to enter the Premises in order to access and move its furniture and equipment from the Premises to the Tenant’s leased premises under the Existing Lease (as such term is defined in the Lease) and back again and any period of time that Tenant accesses the Premises for such purpose shall not constitute a Call Center Period.

7.Rent.  Basic Rent from and after September 1, 2016, shall be as follows:

A.During Call Center Periods, Tenant shall pay Basic Rent computed on the applicable Call Center Space pursuant to the following schedule:

Annual Rate Per Square Foot of Agreed

PeriodRentable Area within Call Center Space
September 1, 2016 – August 31, 2017$14.50
September 1, 2017 – August 31, 2018$15.50
September 1, 2018 – August 31, 2019$15.50
September 1, 2019 – August 31, 2020$16.50
September 1, 2020 – August 31, 2021$16.50
September 1, 2021 – September 30, 2022$17.50

B.At all times other than Call Center Periods, Tenant shall pay Basic Rent pursuant to the following schedule (and no Additional Rent shall be payable during any such time):

Exhibit 10.2

PeriodMonthly Basic Rent Installment
September 1, 2016 – December 31, 2016$2,162.50
January 1, 2017 – December 31, 2017$2,335.50
January 1, 2018 – December 31, 2018$2,522.34
January 1, 2019 – December 31, 2019$2,742.13
January 1, 2020 – December 31, 2020$2,942.06
January 1, 2021 – December 31, 2021$3,177.42
January 1, 2022 – September 30, 2022$3,431.62

C.All Rent shall be payable in accordance with the Lease, as amended hereby.

8.Section 1.104.  Section 1.104 of the Lease is hereby deleted in its entirety and replaced with the following: “If Tenant does not utilize any portion of the Premises for Call Center Use for any 24 consecutive month period, then Landlord shall be entitled to terminate this Lease upon written notice to Tenant.”

9.Security Access Allowance.  Landlord shall provide Tenant with an allowance of up to $10,000 to be utilized to reimburse Tenant for Tenant’s reasonable, actual out-of-pocket expenses paid to unrelated third parties for purposes of installing security cameras and access equipment on the 6th or 7th floor of the Building to facilitate the use of the common area rest rooms on such floor as permitted pursuant to Section 5.A above; provided that (i) Tenant shall not be entitled to receive any such reimbursement until Tenant provides Landlord with reasonably acceptable evidence verifying that such expenses have been paid, and (ii) any portion of such allowance for which Tenant has not requested reimbursement (which request must be accompanied by the required verification evidence) by November 30, 2016 shall be forfeited by Tenant (time being of the essence), and Landlord shall have no obligation to fund same.  Reimbursements payable pursuant to this Section shall be made by Landlord within 60 days after Tenant submits a written request therefor together with the required supporting documentation.

10.OFAC Certification.  Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its respective officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (i) that is listed in the annex to, or is otherwise subject to the provisions of, EO 13224; (ii) whose name appears on OFAC’s most current OFAC List (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above.

11.Addresses for Notice.  Landlord’s address for notices under the Lease shall be as follows:

1201 Elm Street

Suite 101

Dallas, TX  75270

Attention:  Property Manager

and

c/o The Moinian Group

3 Columbus Circle, Suite 2300

New York, NY 10019

Attn:  Harry Dreizen, Esq.

Exhibit 10.2

with a copy to:

Jackson Walker L.L.P.

2323 Ross Avenue, Suite 600

Dallas, Texas  75201

Attn: Wayne F. Malecha

12.Binding Effect.  This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant.  This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter.  Tenant has not relied on any warranties, representations or promises made by Landlord or Landlord’s agents (express or implied) with respect to the Premises, the Building or the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property) that are not expressly set forth in the Lease as amended hereby.  This Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.  As modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. Tenant hereby confirms that Landlord has fully performed all of its obligations under the Lease and agrees that as of the date hereof, there is no defense, setoff or counterclaim against Landlord or otherwise affecting Tenant’s obligations under the Lease.  Other than as may be expressly provided in this Amendment, there are no outstanding allowances or credits that remain owing to Tenant under the Lease.

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Exhibit 10.2

EXECUTED as of the day and year first above written.

LANDLORD:

BINYAN REALTY LP, a Delaware limited partnership

By:	Binyan Realty GP, LLC, a Delaware limited liability company, its general partner

By:

Name:

Title:

TENANT:

PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation

By:

Name:

Title:

Exhibit 10.2

GUARANTOR CONSENT

The undersigned consents to the terms and conditions of this Amendment and the execution hereof, and acknowledges and agrees that (i) that certain Lease Guaranty dated as of December 5, 2011 and guaranteeing the obligations of Tenant under the Lease (the “Guaranty”), continues in full force and effect with regard to the Lease as modified by this Amendment, and (ii) the execution of this Amendment shall in no way diminish the liability of the undersigned under the Guaranty nor impair or affect the enforceability thereof against the undersigned.

GUARANTOR:

PFSweb, Inc.,
a Delaware corporation

By:_________________________
Name:_________________________

Title:_________________________